PROSPECTUS SUPPLEMENT (To Prospectus dated March 11, 2009)	EXHIBIT 99.1 REGISTRATION NO. 333-37980

1,000,000,000 Depositary Receipts
Market 2000+ HOLDRS (SM) Trust

This prospectus supplement supplements information contained in the prospectus dated March 11, 2009 relating to the sale of up to 1,000,000,000 depositary receipts by the Market 2000+ HOLDRS (SM) Trust.

The share amounts specified in the table in the “Highlights of Market 2000+ HOLDRS” section of the base prospectus shall be replaced with the following:

Name of Company	Ticker	Share Amounts	Primary Trading Market
Alcatel-Lucent	ALU	0.7808	NYSE
American International Group, Inc.	AIG	2.0000	NYSE
AstraZeneca p.l.c. *	AZN	4.0000	NYSE
AT&T Inc.	T	11.5603	NYSE
BP p.l.c. *	BP	3.0000	NYSE
Bristol-Myers Squibb Company	BMY	3.0000	NYSE
Brocade Communications Systems, Inc.	BRCD	0.0552	NASDAQ
BT Group p.l.c.	BT	2.0000	NYSE
CBS Corporation Class B	CBS	1.5000	NYSE
Cisco Systems, Inc.	CSCO	3.0000	NASDAQ
Citigroup Inc.	C	3.0000	NYSE
The Coca-Cola Company	KO	3.0000	NYSE
Comcast Corporation	CMCSA	2.9115	NASDAQ
Dell Inc.	DELL	5.0000	NASDAQ
Deutsche Telekom AG *	DT	5.0000	NYSE
Discover Financial Services	DFS	1.0000	NYSE
Eli Lilly and Company	LLY	2.0000	NYSE
EMC Corporation	EMC	2.0000	NYSE
LM Ericsson Telephone Company *	ERIC	1.8000	NASDAQ
Exxon Mobil Corporation	XOM	4.0000	NYSE
FairPoint Communications Inc.	FRP	0.0754	NYSE
France Telecom *	FTE	2.0000	NYSE
General Electric Company	GE	3.0000	NYSE
GlaxoSmithKline p.1.c.	GSK	3.0000	NYSE
Hewlett-Packard Company	HPQ	4.0000	NYSE
The Home Depot, Inc.	HD	4.0000	NYSE
Intel Corporation	INTC	2.0000	NASDAQ
International Business Machines Corporation	IBM	2.0000	NYSE
JDS Uniphase Corporation	JDSU	0.2500	NASDAQ
Johnson & Johnson	JNJ	4.0000	NYSE
LSI Logic Corporation	LSI	0.2379	NYSE
Medco Health Solutions, Inc.	MHS	0.7236	NYSE

(continued on following page)

Name of Company	Ticker	Share Amounts	Primary Trading Market
Merck & Co., Inc.	MRK	3.0000	NYSE
Microsoft Corporation	MSFT	6.0000	NASDAQ
Morgan Stanley	MS	2.0000	NYSE
Nippon Telegraph and Telephone Corporation *	NTT	3.0000	NYSE
Nokia Corp. *	NOK	4.0000	NYSE
Novartis AG *	NVS	5.0000	NYSE
Oracle Corporation	ORCL	4.0000	NASDAQ
Pfizer Inc.	PFE	4.0000	NYSE
Qwest Communications International Inc.	Q	4.0000	NYSE
Sony Corporation *	SNE	2.0000	NYSE
Sun Microsystems, Inc.	JAVA	1.0000	NASDAQ
Syngenta AG	SYT	1.0386	NYSE
Texas Instruments Incorporated	TXN	3.0000	NYSE
The Travelers Companies	TRV	0.1716	NYSE
Time Warner Cable Inc.[1]	TWC	0.5020	NYSE
Time Warner Inc.	TWX	2.0000	NYSE
TOTAL S.A. *	TOT	4.0000	NYSE
Toyota Motor Corporation *	TM	2.0000	NYSE
Verizon Communications, Inc.	VZ	4.0000	NYSE
Viacom Inc. Class B	VIA.B	1.5000	NYSE
Vodafone Group Plc*	VOD	4.3750	NYSE
Wal-Mart Stores, Inc.	WMT	4.0000	NYSE
Zimmer Holdings, Inc.	ZMH	0.3000	NYSE

* The securities of these non-U.S. companies trade in the United States as American Depositary Receipts. Please see “Risk Factors” and “U.S. Federal Income Tax Consequences—Special considerations with respect to underlying securities of foreign issuers” for additional information relating to an investment in a non-U.S. company.

The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

The date of this prospectus supplement is June 15, 2009.

1 On April 2, 2009, as a result of the spin-off of Time Warner Cable Inc. from Time Warner Inc., a component of the Market 2000+ HOLDRS Trust, Time Warner Cable Inc. was added as an underlying security of the Market 2000+ HOLDRS Trust.  Shareholders of Time Warner Inc. received 0.083670 shares of Time Warner Cable Inc.  The Bank of New York Mellon received 0.50202 shares of Time Warner Cable Inc. for the 6 shares of Time Warner Inc. per 100 share round-lot of Market 2000+ HOLDRS.